                                                                   EXHIBIT 10.25

                               FIFTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                        AND CERTAIN OTHER LOAN DOCUMENTS

     THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CERTAIN OTHER LOAN DOCUMENTS (the "Amendment") is made and entered into as of the 25th day of August, 1997, to be effective (unless otherwise specified herein) as of August 25, 1997 (the "Effective Date"), by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation, successor in interest by merger to FLEET CAPITAL CORPORATION, a Connecticut corporation, formerly known as SHAWMUT CAPITAL CORPORATION, successor in interest by assignment to BARCLAYS BUSINESS CREDIT, INC. ("Lender"), LOWRANCE ELECTRONICS, INC., a Delaware corporation ("Lowrance"), LEI EXTRAS, INC., a Delaware corporation ("LEI"), LOWRANCE CONTRACTS, INC., a Delaware corporation ("Lowrance Contracts"), and SEA ELECTRONICS, INC., an Oklahoma corporation ("Sea Electronics") (Lowrance, LEI, Lowrance Contracts and Sea Electronics are herein individually and collectively called "Borrower").

                                    RECITALS

     A. Borrower, Lowrance Australia Pty Limited ("Lowrance Australia") and Lender have entered into that certain Loan and Security Agreement, dated December 15, 1993, as amended by (i) that certain First Amendment to Loan and Security Agreement, dated October 16, 1995, by and among Lender, Borrower and Lowrance Australia, (ii) that certain Second Amendment to Loan and Security Agreement, dated November 1, 1996 by and among Lender and Borrower, (iii) that certain Third Amendment to Loan and Security Agreement, dated December 30, 1996, by and among Lender and Borrower, and (iv) that certain Fourth Amendment to Loan and Security Agreement, entered into effective as of April 1, 1997, by and among Lender and Borrower (as amended, the "Loan Agreement").

     B. Borrower and Lender desire to amend the Loan Agreement and certain of the other Loan Documents as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   Definitions

     1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

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                                   ARTICLE II
                                   Amendments

     2.01 Amendment to Section 1.1 of the Loan Agreement; Amendment of Certain Definitions. Effective as of the Effective Date Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

     "$4,000,000 Term Loan - the Loan described in Section 2.2(A-1) of this Agreement.

     $4,000,000 Term Note - The Secured Promissory Note to be executed by Borrower on or about the date of execution of the Fifth Amendment Agreement in favor of Lender to evidence the $4,000,000 Term Loan, which shall be in the form of Annex A to the Fifth Amendment. 1997 Tax Refund Amount - the amount indicated below for the periods indicated below:

      Applicable Period                         1997 Tax Refund Amount

      (a)  Date of execution of Fifth           (a)  $956,000.00
           Amendment Agreement though the
           earlier to occur of (i) November
           30, 1997 or (ii) receipt by
           Borrower of its federal tax
           refund for the tax year of
           Borrower ending July 31, 1997.

      (b) Thereafter                            (b)  $      0.00

     Adjusted Net Earnings From Operations - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrower supplied to Lender pursuant to Section 9.1(J) of this Agreement, but excluding:

          (i) any gain or loss arising from the sale of capital assets;

          (ii) any gain arising from any write-up of assets;

          (iii) earnings of any Subsidiary of a Borrower accrued prior to the date it becomes a Subsidiary;

          (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by a Borrower, realized by such corporation prior to the date of such acquisition;

          (v) net earnings of any business entity (other than a Subsidiary of a Borrower) in which such Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash contributions;

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          (vi) any portion of the net earnings of any Subsidiary of a Borrower which for any reason is unavailable for payment of dividends to such Borrower;

          (vii) the earnings of any Person to which any assets of a Borrower shall have been sold, transferred or disposed of, or into which such Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transactions;

          (viii) any gain arising from the acquisition of any Security of a Borrower; and

          (ix) any gain arising from extraordinary or non-recurring items.

     Australian Finished Goods Eligible Inventory - Inventory of Borrower located in Australia in compliance with Section 4.6 hereof and consisting of finished goods (after deducting therefrom, (i) Inventory consisting of packaging materials and supplies, promotional materials, samples and display materials, and Inventory not offered for sale, (ii) all reserves established for excess, slow moving, obsolete or unmerchantable Inventory, which reserves shall be calculated and adjusted from time to time using the Borrower's reports with respect to the determination of excess finished goods, and (iii) all reserves established by Lender in its good faith credit judgment with respect to shrinkage or spoilage of Inventory) is Australian Finished Goods Eligible Inventory. Notwithstanding the generality of the foregoing, no Inventory shall be Australian Finished Goods Eligible Inventory unless it:

          (a) is finished goods;

          (b) is in good, new and salable condition (and is not work in progress);

          (c) meets all standards imposed by any governmental agency or authority;

          (d) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof;

          (e) is at all time subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

          (f) is situated at a location in Australia in compliance with Section
4.6 hereof and is not in-transit; and

          (g) is not consigned by any Person to Borrower or by Borrower to any Person.

     Furthermore, Lender shall have the right to increase or decrease from time to time the amount of the deduction described in clause (ii) of the first sentence of this definition of Australian Finished Goods Eligible Inventory if Lender, following its evaluation of Borrower's reserves for excess, slow moving, obsolete or unmerchantable Inventory (which reserves shall be evaluated by Lender utilizing Borrower's books and records), determines, in the exercise of its good faith credit judgment, that such increases or decreases are necessary or appropriate. No Eligible Inventory shall be deemed to be Australian Finished Goods Eligible Inventory.

                                        3

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     Fifth Amendment Agreement - the Fifth Amendment to Loan and Security
Agreement and Certain Other Loan Documents, dated as of August 25, 1997, by and between Lender and Borrower.

     Fixed Charge Ratio - for Borrower for any period means the ratio of (i) (a) the sum of (x) Adjusted Net Earnings from Operations during such period, (y) Interest Expense during such period, and (z) depreciation, amortization and other non-cash charges during such period (to the extent the same were deducted in determining Adjusted Net Earnings from Operations for such period), minus (b) the aggregate amount of extraordinary charges during such period, to (ii) the sum of (a) Interest Expense during such period, (b) Unfinanced Capital Expenditures during such period, and (c) scheduled principal payments on Borrower's long-term Indebtedness (including, without limitation, scheduled principal amortization on Capitalized Lease Obligations) during such period.

     Guarantor - any Person who now or may hereafter guarantee payment or performance of the whole or any part of the Obligations, including, without limitation, Darrell J. Lowrance.

     Guaranty Agreements - collectively, any and all of the Unconditional Guarantees which are to be executed by a Guarantor in form and substance satisfactory to Lender, including, without limitation, (i) that certain Unconditional Guaranty, executed and delivered as of October 16, 1995, executed by Sea Electronics, and (ii) that certain Unconditional Guaranty, executed and delivered in connection with the Fifth Amendment Agreement, executed by Darrell
J. Lowrance.

     Interest Expense - for any period, the interest charges paid or accrued during such period (including inputed interest on Capitalized Lease Obligations) on the Indebtedness of Borrower.

     Mexican Raw Materials Eligible Inventory - Inventory of Borrower located in Mexico in compliance with Section 4.6 hereof and consisting of raw materials (after deducting therefrom, (i) Inventory consisting of packaging materials and supplies, promotional materials, samples and display materials, and Inventory not offered for sale, (ii) all reserves established for excess, slow moving, obsolete or unmerchantable Inventory, which reserves shall be calculated and adjusted from time to time using the Borrower's reports with respect to the determination of excess raw materials, and (iii) all reserves established by Lender, in its good faith credit judgment, with respect to shrinkage or spoilage of Inventory) is Mexican Raw Materials Eligible Inventory. Notwithstanding the generality of the foregoing, no Inventory shall be Mexican Raw Materials Eligible Inventory unless it:

          (a) is raw materials;

          (b) is in good, new and salable condition (and is not work in progress);

          (c) meets all standards imposed by any governmental agency or authority;

          (d) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof;

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

          (e) is at all time subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

          (f) is situated at a location in Mexico in compliance with Section 4.6 hereof and is not in-transit; and

          (g) is not consigned by any Person to Borrower or by Borrower to any Person.

     Furthermore, Lender shall have the right to increase or decrease from time to time the amount of the deduction described in clause(ii) of the first sentence of this definition of Mexican Raw Materials Eligible Inventory if Lender, following its evaluation of Borrower's reserves for excess, slow moving, obsolete or unmerchantable Inventory (which reserves shall be evaluated by Lender utilizing Borrower's books and records), determines in the exercise of its good faith credit judgment that such increases or decreases are necessary or appropriate. No Eligible Inventory shall be deemed to be Mexican Raw Materials Eligible Inventory.

     Net Cash Flow - for any fiscal period of Borrower, means the amount calculated as follows: (i) the Adjusted Net Earnings From Operations for such period, plus (ii) depreciation, amortization and other non-cash charges for such period (to the extent the same were deducted in determining Adjusted Net Earnings From Operations for such period) minus (iii) scheduled principal payments on Borrower's long-term Indebtedness (including, without limitation, scheduled principal amortization on Capitalized Lease Obligations) during such period, minus (iv) Unfinanced Capital Expenditures during such period.

     Term Loans - the Term Loan and the $4,000,000 Term Loan.

     Unfinanced Capital Expenditures - Capital Expenditures and payments on Capitalized Lease Obligations of Borrower to the extent not financed pursuant to long-term Indebtedness of Borrower (other than the Loans)."

     2.02 Amendment to Section 1.1 of the Term Loan Agreement; Deletion of Definition of "Permitted Overadvance Amount". Effective as of the Effective Date, Section 1.1 of the Loan Agreement is hereby amended by deleting therefrom the definition of "Permitted Overadvance Amount".

     2.03 Amendment to Section 1.1 of the Loan Agreement; Amendment of Definition of "Bank". Effective as of April 30, 1996, the definition of "Bank" is hereby deleted in its entirety and the following shall be substituted therefor:

     "Bank - Fleet National Bank and its successors and assigns."

     2.04 Amendment to Section 1.1 of the Loan Agreement; Amendment of Definition of "Borrowing Base". Effective as of the Effective Date, the definition of "Borrowing Base" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety, and the following shall be substituted therefor:

     "Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

     (a) (i) the Revolving Credit Commitment, minus (ii) the face amount of all Letters of Credit outstanding at such date, minus (iii) the aggregate unpaid principal balance of all Equipment Loans at such date; or

     (b) an amount equal to:

         (i) 85% of the net amount of Eligible Accounts, other than Eligible Wal-Mart Accounts or Eligible Kmart Accounts, outstanding at such date;

     PLUS

         (ii) 80% of the net amount of Eligible Wal-Mart Accounts and Eligible Kmart Accounts outstanding at such date;

     PLUS

         (iii) the lesser of (a) the Inventory Commitment Amount or (b) the sum of (w) 30% of the value of Raw Materials Eligible Inventory at such date, (x) 30% of the value of Mexican Raw Materials Eligible Inventory at such date, (y) 60% of the value of Finished Goods Eligible Inventory at such date and (z) 60% of the value of Australian Finished Goods Eligible Inventory at such date, all of the above as calculated on the basis of the lower of cost or market, with cost calculated on a first-in, first-out basis;

     PLUS

         (iv) the 1997 Tax Refund Amount;

     MINUS (subtract from the sum of clauses (i), (ii), (iii) and (iv) above)

         (v) an amount equal to the sum of (a) the face amount of all Letters of Credit outstanding at such date, (b) the amount of all reserves established by Lender on a monthly basis (and promptly notified to Borrower) to reflect the liability of Lender and/or Bank under or in connection with guaranties by Lender and/or Bank of all foreign exchange contracts pursuant to Section 2.5 hereof,
(c) the amount of any mandatory prepayment paid pursuant to Section 2.2(C) and applied by Lender to the Revolving Credit Loans outstanding, (d) any amounts received by Lender from the Insurance Assignment and applied to the Obligations, and (e) any amounts which Lender may pay (but which have not been paid and applied to the Revolving Credit Loans outstanding) pursuant to any of the Loan Documents for the account of Borrower other than Letters of Credit.

     For purposes hereof, the net amount of Eligible Accounts, Eligible Wal-Mart Accounts or Eligible Kmart Accounts, as the case may be, at any time shall be the face amount of such Eligible Accounts, Eligible Wal-Mart Accounts or Eligible Kmart Accounts, less any and all credit memoranda or credit adjustments issued for discounts (which may, at Lender's option, be calculated on the shortest terms), credit and rebills, returns, allowances, pricing errors or other similar items at any time outstanding or payable in connection with such Accounts at such time."

     2.05 Amendment to Section 1.1 of the Loan Agreement; Amendment of Definition of "Eligible Account. Effective as of the Effective Date, the definition of "Eligible Account" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety, and the following shall be substituted therefor:

     "Eligible Account - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services is an Eligible Account. Notwithstanding the generality of the foregoing, no Account shall be an Eligible Account if:

          (a) it arises out of a sale made by Borrower to (i) a Subsidiary of Borrower, (ii) an Affiliate of Borrower, (iii) a Person controlled by an Affiliate of Borrower, or (iv) an officer, director, employee or agent of Borrower, a Subsidiary of Borrower or an Affiliate of Borrower; or

          (b) with respect to accounts owing by Account Debtors, other than Wal-Mart and Kmart, for which Borrower in the ordinary course of business allows payment terms in excess of 60 days after the original invoice date, such Accounts are unpaid for more than 60 days after the original due date shown on the invoice; provided, however, that no Account shall be deemed an Eligible Account if it is unpaid more than 210 days from the original invoice date; or

          (c) with respect to Accounts for which Borrower in the ordinary course of business allows payment terms of 60 days or less after the original invoice date, such Accounts are unpaid more than 90 days after the original invoice date; or

          (d) 20% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder, to the extent of all Accounts owing by such Account Debtor; or

          (e) the total unpaid Accounts of the Account Debtor (other than Wal-Mart or Kmart) exceed 10% of the net amount of all Accounts, to the extent of such excess, if Lender in the exercise of its good faith credit judgment determines that the collection of the Account from the Account Debtor is insecure or that payment thereof is doubtful; or

          (f) any material covenant, representation or warranty contained in this Agreement with respect to such Account has been breached; or

          (g) the Account Debtor is also Borrower's creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor (including any right of setoff arising from cooperative advertising arrangements, rebate allowances, and other advertising credits between Borrower and the Account Debtor), in an amount equal to the extent of any offset, dispute or claim; or

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

          (h) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (i) it arises from a sale to an Account Debtor outside the United States (other than Canada), unless either (i) the sale is on letter of credit, guaranty, or acceptance terms, in each case acceptable to Lender or such Account is covered by FCIA insurance, or (ii) the sale is to an Account Debtor of Lowrance located in Australia and the Account is not unpaid more than 90 days after the original invoice date, or (iii) the sale is to an Account Debtor located outside of the United States (other than Canada or Australia), the Account is not unpaid more than 90 days after the original invoice date thereof, and the sale is not on letter of credit, guaranty or acceptance terms acceptable to Lender or such Account is not covered by FCIA insurance; provided, however, the aggregate amount of all Revolving Credit Loans advanced against the Accounts described in this sub-clause (iii) shall not exceed $1,000,000 at any time and the aggregate amount of Revolving Credit Loans advanced against all the Accounts described in this sub-clause (iii) from any specific Account Debtor shall not exceed $200,000 at any time; or

          (j) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis and has not been disclosed to Lender on Exhibit T attached hereto; or

          (k) Lender in the exercise of its good faith credit judgment believes that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or

          (l) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 203 et seq.); or

          (m) the Account Debtor is located in the States of New Jersey, West Virginia, Minnesota or Indiana, unless Borrower has filed a Notice of Business Activities Report with the appropriate officials in each applicable state for the then current year; or

          (n) the Account is subject to a Lien other than a Permitted Lien; or

          (o) the goods giving rise to such Account have not been delivered to a common carrier or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

          (p) the Account arises from a progress billing or an invoice for deposit; or

          (q) the Account arises from a sale which is an installment sale or lease or is otherwise a sale on an extended payment basis, except to the extent permitted pursuant to clauses (b) and (c) above; or

          (r) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

          (s) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for (i) discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account, and (ii) other discounts and allowances of the type granted by Borrower to Account Debtors in the ordinary course of business on the Closing Date; or

          (t) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof, except to the extent permitted pursuant to clauses
(b) and (c) above; or

          (u) the Account arises from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or

          (v) the Account includes any sales, excise or other taxes of any nature at any time outstanding or payable in connection with such Account, to the extent of the amount of such taxes included in such Account; or

          (w) the Account includes any interest, late fees, and services charges that may have accrued on such Account by reason of the Account Debtor not having paid the Account as it became due, to the extent of the amount of such interest, late fees, and services charges included in such Account."

     2.06 Amendment to Section 1.1 of the Loan Agreement; Amendment of Definition of "Eligible Inventory". Effective as of the Effective Date hereof, the definition of "Eligible Inventory" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

     "Eligible Inventory - Inventory of Borrower consisting of raw materials or finished goods (after deducting therefrom, (i) Inventory consisting of packaging materials and supplies, promotional materials, samples and display materials, and Inventory not offered for sale, (ii) all reserves established for excess, slow moving, obsolete or unmerchantable Inventory, which reserves shall be calculated and adjusted from time to time using the Borrower's reports with respect to the determination of excess raw materials, and (iii) all reserves established by Lender in its good faith credit judgment with respect to shrinkage or spoilage of Inventory) is Eligible Inventory. Notwithstanding the generality of the foregoing, no Inventory shall be Eligible Inventory unless it:

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

          (a) is raw materials or finished goods;

          (b) is in good, new and salable condition or usable in the production or repair of Borrower's finished goods (and is not work in progress);

          (c) meets all standards imposed by any governmental agency or authority;

          (d) conforms in all respects to the warranties and representations set forth in Section 6.1 hereof;

          (e) is at all time subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien;

          (f) is situated at a location in compliance with Section 4.6 hereof and is not located in Mexico or Australia and is not in transit; and

          (g) is not consigned by any Person to Borrower or by Borrower to any Person.

     Furthermore, Lender shall have the right to increase or decrease from time to time the amount of the deduction described in clause(ii) of the first sentence of this definition of Eligible Inventory if Lender, following its evaluation of Borrower's reserves for excess, slow moving, obsolete or unmerchantable Inventory (which reserves shall be evaluated by Lender utilizing Borrower's books and records), determines in the exercise of its good faith credit judgment that such increases or decreases are necessary or appropriate. No Mexican Raw Materials Eligible Inventory or Australian Finished Goods Eligible Inventory shall be deemed to be Eligible Inventory."

     2.07 Amendment to Section 1.1 of the Loan Agreement; Amendment of Definition of "Inventory Commitment Amount". Effective as of the Effective Date, the definition of "Inventory Commitment Amount" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

     "Inventory Commitment Amount - the amount indicated below for the periods indicated below:

                                          INVENTORY
 APPLICABLE PERIOD                     COMMITMENT AMOUNT
 -----------------                     -----------------
(a) May 1 through October 31              $10,000,000
(b) November 1 through November 30        $11,000,000
(c) December 1 through March 31           $13,000,000
(d) April 1 through April 30              $11,000,000"

     2.08 Amendment to Section 1.1 of the Loan Agreement; Amendment to Definition of "Loans". Effective as of the Effective Date, the definition of "Loans" is hereby deleted it its entirety and the following shall be substituted therefor:

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

     "Loans - all loans and advances made by Lender pursuant to this Agreement, including without limitation, all Revolving Credit Loans, the Term Loan, the $4,000,000 Term Loan, the Equipment Loans, each payment made pursuant to a guaranty of a foreign currency purchase contract and each payment made pursuant to a Letter of Credit."

     2.09 Amendment to Section 1.1 of the Loan Agreement; Amendment to Definition of "Notes". Effective as of the Effective Date, the definition of "Notes" is hereby deleted in its entirety and the following shall be substituted therefor:

     "Notes - the Term Note, the $4,000,000 Term Note, the Equipment Notes and the Revolving Credit Notes."

     2.10 Amendment to Section 1.1 of the Loan Agreement; Amendment to Definition of "Other Agreements". Effective as of the Effective Date, the definition of "Other Agreements" is hereby amended by deleting therefrom the reference to the words "Term Note" and substituting therefor the words "Term Notes".

     2.11 Amendment to Section 1.1 of the Loan Agreement; Amendment to Definition of "Permitted Raw Materials Loan Amount". Effective as of the Effective Date, the definition of "Permitted Raw Materials Loan Amount" is hereby deleted in its entirety and the following shall be substituted therefor:
     "Permitted Raw Materials Loan Amount - $3,750,000."

     2.11 Amendment to Section 1.1 of the Loan Agreement; Amendment of Definition of "Seasonal Dating Accounts Loan Amount". Effective as of the Effective Date, the definition of "Seasonal Dating Accounts Loan Amount" is hereby deleted in its entirety and the following shall be substituted therefor:

     "Seasonal Dating Accounts Loan Amount - the amount indicated below for the periods indicated below:

                               SEASONAL DATING
    APPLICABLE PERIOD        ACCOUNTS LOAN AMOUNT
--------------------------   --------------------
January 1 through April 30   $5,000,000.00
May 1 through December 31    $        0.00"

     2.13 Amendment to Section 1.1 of the Loan Agreement; Amendment to Definition of "Security Agreements". (i) Effective as of the Effective Date, the definition of "Security Agreements" shall include the Guaranty Agreements, and
(ii) effective as of May 6, 1996, the definition of "Security Agreements" shall include that certain Copyright Security Agreement, dated as of May 6, 1996, executed by Lowrance, in favor of Lender (the "Copyright Assignment").

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

     2.14 Amendment to Section 2 of the Loan Agreement; Amendment to Maximum Amount of Total Credit Facility. Effective as of the Effective Date, the reference to the dollar amount $30,000,000" contained in the fourth line of
Section 2 Credit Facility is hereby deleted and substituted therefore is the dollar amount $33,011,000.

     2.15 Amendment to Section 2.1(B) of the Loan Agreement. Effective as of the Effective Date, Section 2.1(B) of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

     "(B) Notwithstanding the foregoing provisions of Section 2.1(A), it is expressly agreed and understood that (i) the aggregate outstanding amount of all Revolving Loans advanced against Eligible Accounts and Eligible Inventory of LEI, Lowrance Contracts and Sea Electronics shall not exceed $500,000 at any time; (ii) the aggregate outstanding amount of Revolving Loans advanced against Eligible Accounts of Lowrance arising from sales to Account Debtors located in Australia and Australian Finished Goods Eligible Inventory shall not exceed $1,000,000 at any time; (iii) the aggregate outstanding amount of all Revolving Loans advanced against Raw Materials Eligible Inventory shall not exceed the Permitted Raw Materials Loan Amount at any time; (iv) the aggregate outstanding amount of all Revolving Loans advanced against Seasonal Dating Accounts shall not exceed the Seasonal Dating Accounts Loan Amount; and (v) the aggregate outstanding amount of all Revolving Loans advanced against Mexican Raw Materials Eligible Inventory shall not exceed $1,000,000 at any time."

     2.16 Amendment to Section 2.2 of the Loan Agreement; Addition of New
Section 2.2(A-1). Effective as of the Effective Date, a new Section 2.2(A-1) $4,000,000 Term Loan is hereby added to the Loan Agreement to read in its entirety as follows:

     "(A-1) $4,000,000 Term Loan. Subject to the terms and conditions of this Agreement (including, without limitation, the terms, conditions and conditions precedent of the Fifth Amendment Agreement), Lender agrees to make a term loan to Borrower in connection with the Fifth Amendment Agreement in the principal amount of $4,000,000 (the '$4,000,000 Term Loan'), which shall be repayable in accordance with the terms of the $4,000,000 Term Note and shall be secured by the Collateral. The $4,000,000 shall be funded upon the satisfaction of the conditions precedent specified in the Fifth Amendment Agreement in a manner satisfactory to Lender. The proceeds of the $4,000,000 Term Loan shall be used by Borrower solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used."

     2.17 Amendment to Section 2.2(C) of the Loan Agreement. Effective as of the Effective Date, Section 2.2(C) of the Loan Agreement is amended by deleting therefrom the words "Term Loan" and substituting therefor the words "Term Loans in such order and such manner as Lender shall determine".

     2.18 Amendment to Section 2.3(A) of the Loan Agreement. Effective as of the Effective Date, Section 2.3(A) of the Loan Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

     "(A) A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement or the Term Note or the $4,000,000 Term Note or any Equipment Note as interest shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest; and (iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount then so due. As an accommodation to Borrower, Lender may permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to Lender telephonically or electronically and purporting to have been sent to Lender by any individual from time to time designated by Borrower as an authorized officer and Lender shall have no duty to verify the origin or authenticity of any such communication;".

     2.19 Amendment to Section 3.1(A) of the Loan Agreement. Effective as of the Effective Date, Section 3.1(A) of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

     "Outstanding principal on the Loans shall bear interest, calculated daily, at the following rates per annum (individually called, as applicable, an 'Applicable Annual Rate'): (i) the Term Loans shall bear interest at a fluctuating rate per annum equal to 1.50% above the Base Rate, (ii) the Equipment Loans shall bear interest at a fluctuating rate per annum equal to 1.50% above the Base Rate and (iii) the Revolving Credit Loans shall bear interest at a fluctuating rate per annum equal to 1.50% above the Base Rate. Each Applicable Annual Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on the Loans shall be calculated daily, based on the actual days elapsed over a 360 day year. Further, for the purpose of computing interest, all items of payment received by Lender shall be applied by Lender (subject to final payment of all drafts and other items received in form other than immediately available funds) against the Obligations on the first Business Day after receipt. The determination of when a payment is received by Lender will be made in accordance with Section 3.6.

     Notwithstanding anything contained herein to the contrary, Lender and Borrower agree that the Applicable Annual Rate relating to Revolving Credit Loans shall be reduced from 1.50% above the Base Rate to 0.75% above the Base Rate if (i) Borrower achieves positive Net Cash Flow for its fiscal year ending July 31, 1998, evidenced by Borrower's audited financial statements which are to be delivered by Borrower to Lender pursuant to Section 9.1(J)(i) hereof, and
(ii) as of the date Lender determines that Borrower has achieved such positive Net Cash Flow, no Default or Event of Default exists hereunder."

     2.20 Amendment to Section 3.2 of the Loan Agreement. Effective as of the Effective Date, Section 3.2 of the Loan Agreement is amended as follows:

          (i) The reference to the date "December 31, 1998" is deleted and substituted therefor is the date "December 31, 2000."

          (ii) The reference to the date "December 31, 1999" is deleted and substituted therefor is the date "December 31, 2001."

     2.21 Amendment to Section 3.3(A) of the Loan Agreement. Effective as of the Effective Date, Section 3.3(A) of the Loan Agreement is amended as follows:

          (i) Each reference in Section 3.3(A) to the words "Term Loan" is deleted and substituted for each such reference are the words "Term Loans".

          (ii) The last sentence of Section 3.3(A) is deleted and substituted therefor is the following sentence:

          "At the effective date of any such termination of the Revolving Credit Commitment and this Agreement, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents), as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (i) 1.0% of the Termination Amount if such termination occurs during the period from the date of execution of the Fifth Amendment Agreement through December 31, 1998; and (ii) 0.666% of the Termination Amount if such termination occurs during the period from January 1, 1999 through December 31, 1999. If termination occurs after December 31, 1999, no termination charge shall be payable."

     2.22 Amendment to Section 3.5 of the Loan Agreement. Effective as of the Effective Date, the first sentence of Section 3.5 of the Loan Agreement is deleted and substituted therefor is the following sentence:

     "Principal and interest (i) on the Term Loan shall be payable as provided in the Term Note, (ii) on the $4,000,000 Term Loan shall be payable as provided in the $4,000,000 Term Note, and (iii) on any Equipment Loan shall be payable as provided in the Equipment Note relating thereto."

     2.23 Amendment to Section 4.7 of the Loan Agreement. Effective as of the Effective Date, Section 4.7 of the Loan Agreement is amended by deleting therefrom the words "Term Loan" and substituting therefor the words "Term Loans".

     2.24 Amendment to Section 5.5 of the Loan Agreement. Effective as of the Effective Date, Section 5.5 of the Loan Agreement is amended by deleting therefrom the phrase "(except for such Accounts owing from Account Debtors located in Australia)".

     2.25 Amendment to Section 6.1 of the Loan Agreement. Effective as of the Effective Date, Section 6.1 of the Loan Agreement is amended by deleting therefrom the phrase "With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely, in determining which items of Inventory constitute Eligible Inventory" and substituting therefor the phrase "With respect to Inventory, Borrower represents and warrants to Lender that Lender may rely in determining which items of Inventory constitute respectively Eligible Inventory, Mexican Raw Materials Eligible Inventory or Australian Finished Goods Eligible Inventory".

     2.26 Amendment to Section 8.11(A) of the Loan Agreement. Effective as of the Effective Date, Section 8.1(A) of the Loan Agreement is amended by adding thereto a new Section to be inserted at the end of such Section 8.1(A) to read in its entirety as follows:

     "Lowrance is in good standing, duly registered as a foreign corporation and authorized to do business in Australia."

     2.27 Amendment to Section 8.1(M) of the Loan Agreement. Effective as of the Effective Date, Section 8.1(M) of the Loan Agreement is amended by adding thereto two new sentences to be inserted at the end of such Section 8.1(M) to read in their entirety as follows:

     "Lowrance has been transferred, and presently has good title to, all the Property in Australia previously owned by Lowrance Australia, and Lender has a first priority Lien in such Property in Australia and in all other Property of Borrower in Australia, subject only to Permitted Liens. Lender also has a first priority Lien in all Property of Borrower located in Mexico (either by direct grant to Lender of a first priority security interest or through the conveyance to the Mexican Trustee as described in Section 4.9 hereof), subject only to Permitted Liens."

     2.28 Amendment to Section 9.3 of the Loan Agreement. Effective as of the Effective Date, Section 9.3 of the Loan Agreement is deleted in its entirety and the following is substituted therefor:

     "9.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

          (A) Minimum Tangible Net Worth. Maintain a Consolidated Tangible Net Worth of not less than the amount indicated below of the last day of each calendar month during the period corresponding thereto:

                 PERIOD                                AMOUNT
                 ------                              -----------
(a)  Date of execution of Fifth Amendment
     Agreement through August 31, 1997            (a) $ 9,000,000

(b)  September 1, 1997 through October
     31, 1997.                                    (b) $ 8,600,000

(c)  November 1, 1997 through December            (c) $ 8,300,000
     31, 1997.

(d)  January 1, 1998 through January              (d) $ 8,800,000
     31, 1998.

(e)  February 1, 1998 through February            (e) $ 8,300,000
     28, 1998.

(f)  March 1, 1998 through March 31,              (f) $10,000,000
     1998.

(g)  April 1, 1998 through April 30,              (g) $10,600,000
     1998.

(h)  May 1, 1998 through May 31, 1998.            (h) $11,100,000

(i)  June 1, 1998 and thereafter.                 (i) $11,500,000

          (B) Maximum Leverage Ratio. Maintain, on a Consolidated basis, a ratio of (i) total Indebtedness to (ii) Tangible Net Worth of not more than the ratio shown below as of the last day of each calendar month during the period corresponding thereto.

                  PERIOD                             RATIO
                  ------                             -----
(a)  Date of execution of Fifth
     Amendment Agreement through August 31,
     1997.                                      (a)  5.4 to 1.0

(b)  September 1, 1997 through
     September 30, 1997.                        (b)  5.2 to 1.0

(c)  October 1, 1997 through October
     31, 1997.                                  (c)  5.1 to 1.0

(d)  November 1, 1997 through November
     30, 1997.                                  (d)  5.0 to 1.0

(e)  December 1, 1997 through December
     31, 1997.                                  (e)  4.9 to 1.0

(f)  January 1, 1998 through January
     31, 1998.                                  (f)  5.0 to 1.0

(g) February 1, 1998 through February
    28, 1998.                                   (g)  5.1 to 1.0

(h) March 1, 1998 through March 31,
    1998.                                       (h)  4.7 to 1.0

(i) April 1, 1998 through April 30,
    1998.                                       (i)  4.5 to 1.0

(j) May 1, 1998 through July 31, 1998.          (j)  3.5 to 1.0
(k) Each thereafter occurring nine
    calendar months beginning with August
    1 of a calendar year and continuing
    through April 30 of the following
    calendar year (the first such nine
    calendar month period being August 1,
    1998 through April 30, 1999).               (k)  4.5 to 1.0

(l) Each thereafter occurring three
    calendar months beginning with May 1
    of a calendar year and continuing
    through July 31 of such calendar year
    (the first such three calendar month
    period being May 1, 1999 through
    July 31, 1999.                              (k) 3.5 to 1.0

          (C) Fixed Charge Ratio. Maintain, on a Consolidated basis, a Fixed Charge Ratio of not less than the ratio shown below for the periods corresponding thereto.

                 PERIOD                        RATIO
                 ------                        -----
(a)  Three calendar month period ending
     on October 31, 1997.                 (a) 0.34 to 1.0

(b)  Six calendar month period ending
     on January 31, 1998.                 (b) 0.56 to 1.0

(c)  Nine calendar month period ending
     on April 30, 1998.                   (c)  1.0 to 1.0

(d)  Twelve calendar month period
     ending on July 31, 1998.             (d)  1.0 to 1.0

(e)  Twelve calendar month period
     ending on October 31, 1998.          (e)  1.0 to 1.0

(f)  Twelve calendar month period
     ending on January 31, 1999.          (f)  1.0 to 1.0

(g)  Twelve calendar month period
     ending on April 30, 1999.            (g)  1.0 to 1.0

(h)  Twelve calendar month period
     ending on July 31, 1999.             (h)  1.0 to 1.0

(i)  Twelve calendar month period
     ending on the last day of each
     thereafter occurring October,
     January, April and July.             (i)  1.0 to 1.0

     2.29 Amendment to Section 11.1(A) of the Loan Agreement. Effective as of the Effective Date, Section 11.1(A) of the Loan Agreement is amended by deleting therefrom the phrase "the Term Note or the Revolving Credit Notes" and substituting therefor the phrase "any Note".

     2.30 Amendment to Section 11.1(B) of the Loan Agreement. Effective as of the Effective Date, Section 11.1(B) of the Loan Agreement is amended by deleting therefrom the phrase "the Term Note or the Revolving Credit Notes" and substituting therefor the phrase "a Note".

     2.31 Cure Period for Violation of Section 9.3(C) of the Loan Agreement. Notwithstanding the provisions of Section 11.1(D)(i) of the Loan Agreement, if Borrower violates for any period the Fixed Charge Ratio for such period specified in Section 9.3(C) of the Loan Agreement, Borrower shall have the right to cure such Default in the manner detailed in the succeeding sentence such Default within fifteen (15) days after Borrower's receipt of notice of such Default by Lender. Such cure by Borrower may only be effectuated by a new cash equity infusion being made into Lowrance in the amount necessary such that when such amount is added to the numerator of the Fixed Charge Ratio (i.e., the amount calculated pursuant to clause (i) of the definition of Fixed Charge Ratio) for such fiscal period, Borrower is in compliance with the Fixed Charge Ratio for such fiscal period specified in Section 9.3(C) of the Loan Agreement.

     2.32 Amendment to Section 11.1(I) of the Loan Agreement. Effective as of the Effective Date, Section 11.1(I) of the Loan Agreement is amended by inserting after each reference thereto to "Lowrance" or "Borrower" the words "or any Guarantor".

     2.33 Amendment to Section 11.1 of the Loan Agreement; Addition of New
Section 11.1(P). Effective as of the Effective Date, a new Section 11.1(P) Repudiation of or Default under Guaranty Agreement is added to the Loan Agreement to read in its entirety as follows:

          "(P) Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof."

     2.34 Amendment to Section 12.10 of the Loan Agreement. Effective as of the Effective Date, Section 12.10 of the Loan Agreement is amended such that (i) any notice to Lender shall hereafter be addressed as follows:

          "(A) If to Lender:    Fleet Capital Corporation
                                2711 North Haskell Avenue
                                Suite 2100
                                Dallas, Texas 75204
                                Attn: Loan Administration Manager

          with a copy to:       Patton Boggs, L.L.P.
                                2626 Cole Avenue
                                Suite 300
                                Dallas, Texas 75204
                                Attn: Larry A. Makel, Esq."

and (ii) any notice to Borrower shall hereafter be addressed as follows:

          "(B) if to Borrower:  Lowrance Electronics, Inc.
                                12000 East Skelly Drive
                                Tulsa, Oklahoma 74128
                                Attn: Mark C. Wilmoth
          with a copy to:       Stuart, Biolchini, Turner & Givray
                                3300 First Place Tower
                                Fifteen East Fifth Street
                                Tulsa, Oklahoma 74103-4340
                                Attn: Robert F. Biolchini, Esq."

     2.35 Amendment to Term Note. Effective as of the Effective Date, the Term
Note is amended by deleting from the second page of the Term Note the phrase "and May 31, 1998, in installments of $500,000.00 each" and substituting therefor the phrase "an installment of $500,000.00".

     2.36 Amendment to Revolving Credit Notes. Effective as of the Effective Date, each Revolving Credit Note is amended by deleting therefrom the date "December 31, 1998" and substituting therefor the date "December 31, 2000".

     2.37 Restructuring Fee. In consideration for the agreements of Lender contained herein, including, without limitation, extending the Original Term, committing to make the $4,000,000 Term Loan, and revising the definition of "Borrowing Base", but subject to Section 3.1(D) of the Loan Agreement, Borrower agrees to pay Lender a fee of $50,000. Such fee shall be fully earned, and due and payable, on the date of execution of this Amendment. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge on the date of execution of this Amendment to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay in full this restructuring fee.

                                   ARTICLE III
                 Conditions Precedent and Post-Closing Covenants

          3.01 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

          (a) Lender shall have received each of the following, each in form and substance satisfactory to Lender: (i) this Amendment, duly executed by Borrower;
(ii) the $4,000,000 Term Note, in the form of Annex A attached hereto, duly executed by Borrower, (iii) an Unconditional Guaranty, in the form of Annex C attached hereto, duly executed by Darrell J. Lowrance, whereby Darrell J. Lowrance unconditionally guarantees payment of the Obligations, (iv) Third Amendment to Mortgage, Security Agreement, Financing Statement and Assignment of Rents, duly executed by Lowrance regarding the existing Mortgage in favor of Lender covering Lowrance's Tulsa, Oklahoma real Property; (v) Assignment of Business Interruption Insurance Policy regarding all business interruption insurance policies of Borrower, duly executed by Borrower, in favor of Lender and Assignment of Political Risk Insurance Policy regarding all political risk insurance policies of Borrower, duly executed by Borrower, in favor of Lender;
(vi) a good standing certificate for each Borrower, issued within 15 days of the date of this Amendment by the Secretary of State or appropriate official of the jurisdiction of its incorporation, (vii) a closing certificate signed by the Chief Executive Officer and Chief Financial Officer of Borrower, dated as of the date of this Amendment, stating that (a) the representations and warranties set forth in Section 8 of the Loan Agreement are true and correct as of such date,
(b) Borrower is on such date in compliance with all the terms and provisions set forth in the Loan Agreement, as amended by this Amendment, and (c) on such date no Default or Event of Default has occurred and is continuing, except for such Defaults or Events of Default as have been specifically waived in writing by Lender, (viii) a company general certificate in the form of Annex B attached hereto (hereinafter referred to as the "Company General Certificate"), certified by the Secretary or Assistant Secretary of each Borrower acknowledging (a) that such Borrower's Board of Directors has met and has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by such Borrower of this Amendment and all other Loan Documents to which such Borrower is to be a party, and (b) the names of the officers of such Borrower authorized to sign this Amendment and each of the other Loan Documents to which such Borrower is or is to be a party hereunder including certificates contemplated herein), together with specimen signatures of such officers; (ix) copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in any Property of Borrower located in Australia and evidence satisfactory in formal substance to Lender that such Liens constitute valid and perfected first priority Liens, subject only to Permitted Liens; and (x) such additional documents, instruments and information as Lender or its legal counsel may request;

          (b) The representations and warranties contained herein, in the Loan Agreement and in the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof;

          (c) Lender shall have received, in immediately available funds, payment of the $50,000 restructuring fee described in Section 2.37 of this Amendment;

          (d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been specifically waived in writing by Lender; and

          (e) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel.

     3.02 Post-Closing Covenants. (i) Unless waived or extended in writing in Lender's sole discretion, on or before sixty days after the date of execution of this Amendment, Borrower shall have:

          (a) Delivered to Lender a business valuation study of Borrower prepared by Houlihan, Locke or prepared by another Person with comparable experience, reputation, qualification and expertise comparable to Houlihan, Locke selected by Borrower and acceptable to Lender, the cost of which business valuation study shall be the sole responsibility of Borrower.

Lender agrees to treat the information contained in such business valuation study (hereinafter, the "Information") as confidential and to reveal the Information to only such of Lender's employees, regulatory authorities, hired consultants, attorneys, accountants and auditors as Lender determines, in its credit judgment, need to know such Information. Notwithstanding the foregoing, the term "Information" shall not include any information that (i) is or becomes generally known, (ii) is or becomes available to Lender on a nonconfidential basis from a source that Lender in good faith believes may disclose such information without violating any confidentiality agreement with Borrower or
(iii) is in the public domain. In addition, nothing herein shall prevent Lender from disclosing Information (i) which is required to be made in a judicial, administrative or governmental proceeding, (ii) required by any applicable law or regulation, (iii) made to any governmental agency or regulatory body having or claiming authority over any aspect of Lender's business in connection with the exercise of such authority or claimed authority, (iv) which is required pursuant to a subpoena, or (v) in connection with the exercise by Lender of any of its rights under the Loan Agreement or any other Loan Document after the occurrence of an Event of Default; and

          (b) Delivered to Lender, each in form and substance satisfactory to Lender and duly executed by Borrower, amendments to the Trademark Assignment, the Patent Assignment, and the Copyright Assignment and such other documents as shall be deemed necessary by Lender in order for Lender to have a valid first priority Lien on all intellectual property of Borrower; and

          (c) Delivered to Lender, each in form and substance satisfactory to Lender and duly executed by each Person a party thereto, such amendments to the Mexican Security Documents as shall be deemed necessary by Lender to reflect the transactions contemplated by this Amendment.

     (ii) Unless waived or extended in writing in Lender's sole discretion, on or before fifteen days after the date of execution of this Amendment, Borrower shall have delivered to Lender the relevant insurer's acknowledgment to each of the Assignment of Business Interruption Insurance Policy and Assignment of Political Risk Insurance Policy.

     (iii) The failure of Borrower to satisfy any of the covenants set forth in this Section 3.02 shall constitute an immediate Event of Default under the Loan Agreement, without any period of grace or other cure period.

                                   ARTICLE IV
                                 Limited Waiver

          Upon satisfaction of the conditions and covenants set forth in Section
3.01 of this Amendment, Lender hereby waives any Default or Event of Default which occurred solely from the Borrower failing to maintain, on a Consolidated basis, a ratio of (i) total Indebtedness, to (ii) Tangible Net Worth of not more than the ratio specified in Section 9.3(B) of the Loan Agreement for the period of April 30, 1997 through July 31, 1997, each of which is a violation of Section 9.3(B) of the Loan Agreement. Except as otherwise specifically provided for in this

Amendment, nothing contained in this Amendment shall be construed as a waiver by Lender of any covenant or provision of the Loan Agreement, the other Loan Documents, this Amendment, or of any other contract or instrument between Borrower and Lender, and the failure of Lender at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Loan Agreement, the other Loan Documents, this Amendment and any other contract or instrument between Borrower and Lender.

                                    ARTICLE V
                  Ratifications, Representations and Warranties

     5.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     5.02 Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the Certificate of Incorporation or Bylaws of Borrower; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Documents are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing; (d) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; (e) the Borrower's Certificate of Incorporation and Bylaws are in full force and effect on and as of the date hereof without modification or amendment in any respect since November 1, 1996; (f) as of the date hereof, (i) Borrower is in existence and in corporate and tax good standing in the State of its organization, (ii) the Borrower is qualified to do business as a foreign corporation and is in corporate and tax good standing in each jurisdiction where Borrower is doing business and is required to be so qualified, (iii) Borrower does not owe franchise taxes or other taxes required to maintain its corporate existence and no franchise tax reports are due, and (iv) no proceedings are pending for forfeiture of the Borrower's charter or for its dissolution either voluntarily or involuntarily; and (g) the officer of Borrower executing this Amendment has been duly elected and is, at present, qualified and acting in the office indicated below such officer's name and is duly authorized to execute this Amendment on behalf of Borrower.

                                   ARTICLE VI
                            Miscellaneous Provisions

     6.01 Survival of Representations and Warranties. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     6.02 Reference to Loan Agreement. Each of the Loan Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby.

     6.03 Expenses of Lender. As provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender's legal counsel.

     6.04 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     6.05 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

     6.06 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

     6.07 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

     6.08 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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

     6.09 Applicable Law. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6.10 Final Agreement. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND LENDER.

     6.11 Release. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND THE NEGOTIATION OF AND EXECUTION OF THIS AMENDMENT.

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                                       24

     IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

                                        "LENDER"

                                        FLEET CAPITAL CORPORATION

                                        By: /s/ Hance VanBeber
                                           -------------------------------------
                                           Hance VanBeber, Vice President

                                        "BORROWER"

                                        LOWRANCE ELECTRONICS, INC.

                                        By: /s/ Darrell J. Lowrance
                                           -------------------------------------
                                           Darrell J. Lowrance, President

                                        LEI EXTRAS, INC.

                                        By: /s/ Steven L. Schneider
                                           -------------------------------------
                                           Steven L. Schneider, President

                                        LOWRANCE CONTRACTS, INC.

                                        By: /s/ Terry R. Nimmo
                                           -------------------------------------
                                           Terry R. Nimmo, Vice President

                                        SEA ELECTRONICS, INC.

                                        By: /s/ Steven L. Schneider
                                           -------------------------------------
                                           Steven L. Schneider, President

                                       25